EXHIBIT 21

SUBSIDIARIES OF ECLIPSE ENTERTAINMENT GROUP, INC.

1)   Eclipse Releasing Inc.
     8 MacBeth Court
     Rancho Mirage California, 92270

2)   Ancient Warriors, LLC.
     8 MacBeth Court
     Rancho Mirage California, 92270